Exhibit 10.1.2

CONFIDENTIAL

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL
PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE
BEEN SEPARATELY FILED WITH THE COMMISSION

CONSENT AND FIRST AMENDMENT TO LOAN AGREEMENT

     THIS CONSENT AND FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “First Amendment”) dated as of December 31, 2009 is by and among EXAMWORKS, INC., a Delaware corporation (“Parent”), CROSSLAND MEDICAL REVIEW SERVICES, INC., a New York corporation, SOUTHWEST MEDICAL EXAMINATION SERVICES, INC., a Texas corporation, THE RICWEL CORPORATION, an Ohio corporation, CFO MEDICAL SERVICES, LLC, a New Jersey limited liability company, DIAGNOSTIC IMAGING INSTITUTE, INC., a Texas corporation, RICWEL OF WEST VIRGINIA, LLC, a West Virginia limited liability company, PACIFIC BILLING SERVICES, INC., a Texas corporation, SET-ASIDE SOLUTIONS, LLC, a Delaware limited liability company, MARQUIS MEDICAL ADMINISTRATORS, INC., a New York corporation, IME SOFTWARE SOLUTIONS, LLC, a Michigan limited liability company, FLORIDA MEDICAL SPECIALISTS, INC., a New Jersey corporation, and the subsidiaries of Parent that may from time to time hereafter become parties hereto and the Loan Agreement (the foregoing, together with Parent, individually, “Borrower” and collectively, “Borrowers”), in favor of FIFTH THIRD BANK, an Ohio banking corporation in its capacity as administrative agent for Lenders identified below (together with its successors and assigns, “Administrative Agent”).

RECITALS:

     WHEREAS, Borrowers, Administrative Agent and the financial institutions parties thereto (collectively, “Lenders”) are parties to that certain Loan and Security Agreement dated as of December 18, 2009 (as the same may be further amended, supplemented or modified from time to time, the “Loan Agreement”); and

     WHEREAS, Borrower, Administrative Agent and Lenders desire to amend certain provisions of the Loan Agreement and consent to certain transactions as provided herein, in each case in accordance with, and subject to, the terms and conditions set forth herein.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that all capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

     1. Consent. Subject to the terms and conditions set forth in this First Amendment, and notwithstanding anything in the Financing Agreements to the contrary, Administrative Agent and Lenders hereby consent to the acquisition by Parent of (a) substantially all of the assets of Abeton, Inc., an Oregon corporation (together with its successors and assigns, “Abeton”) and to the acquisition by Parent of certain of the assets of Abeton Group, Inc. (together with its successors and assigns, “Abeton Parent” and, together with Abeton, the “Abeton Group”), as more fully described in that certain Asset Purchase Agreement (the “Abeton Group Purchase Agreement”), dated as of December 31, 2009, by and among Abeton, Abeton Parent and Parent (the “Abeton Group Acquisition”) and (b) substantially all of the assets Medical Assurance Specialists, Inc., an Arizona corporation (together with its successors and assigns, “MAS”) as

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more fully described in that certain Asset Purchase Agreement (the “MAS Purchase Agreement” and, together with the Abeton Group Purchase Agreement, the “Purchase Agreements”), dated as of December 31, 2009, by and among MAS, Abeton Parent and Parent (the “MAS Acquisition” and, together with the Abeton Group Acquisition, the “Abeton Acquisitions”).

2. Amendments to Loan Agreement. Subject to the terms and conditions contained herein, the parties hereto hereby amend the Loan Agreement as follows:

     a. Section 1.1 of the Loan Agreement is hereby amended as follows:

           i. the definition of “Acquisitions” therein shall include the Abeton Acquisitions;

          ii. the definition of “Acquisition Agreement” therein shall include the Purchase Agreements;

          iii. the definition of “Acquisition Documents” therein shall include the Purchase Agreements and any applicable bill of sale, assignment and assumption agreement, escrow agreement, real estate contract, special warranty deed, assignment of intellectual property, consulting agreement, management agreement, employment agreement, noncompete agreement, and any and all of the other documents, instruments and agreements executed or delivered in connection therewith or otherwise in connection with the Abeton Acquisitions, in each case as the same may be amended or modified in conformity with Section 9.15 of the Loan Agreement;

          iv. the definition of “Collateral Assignment of Acquisition Agreements” therein shall include (x) that certain Collateral Assignment of Acquisition Agreements dated as of the First Amendment Effective Date by and among Abeton, Abeton Parent, Parent and Administrative Agent and (y) that certain Collateral Assignment of Acquisition Agreements dated as of the First Amendment Effective Date by and among MAS, Abeton Parent, Parent and Administrative Agent;

          v. the definition of “Intellectual Property Security Agreement” therein shall include any amendment or modification thereof dated as of the First Amendment Effective Date made in connection with this First Amendment;

          vi. the definition of “Landlord Waiver” therein shall include the Landlord Waivers dated as of the First Amendment Effective Date, if any, made in connection with this First Amendment;

          vii. the definition of “Subordinated Debt” therein shall include (x) the Indebtedness owing by Parent to each of Jerry R. Becker, Danny L. Johnson, Michael E. Goulet and Shana L. Goulet (collectively, the “Former Abeton Shareholders”) pursuant to the terms of those certain unsecured promissory notes (and related payoff agreements and noncompetition agreements) dated as of the First Amendment Effective Date made by Parent to each of the Former Abeton Shareholders in the aggregate original principal amount of $4,248,009 (collectively, the “Former Abeton Shareholders Seller Notes”) and

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(y) the Indebtedness owing by Parent to each of Richard Perlman and James K. Price (collectively, the “Bridge Lenders”) pursuant to the terms of those certain unsecured convertible promissory notes dated as of the First Amendment Effective Date made by Parent to each of the Bridge Lenders in the aggregate original principal amount of $2,500,000 (collectively, the “Bridge Notes”); and

          viii. the definition of “Subordination Agreement” therein shall include (x) that certain subordination agreement dated as of the First Amendment Effective Date made in connection with this First Amendment pursuant to which the Indebtedness owing by Parent to the Former Abeton Shareholders under and pursuant to the Former Abeton Shareholders Seller Notes is subordinated to the Liabilities and (y) that certain subordination agreement dated as of the First Amendment Effective Date made in connection with this First Amendment pursuant to which the Indebtedness owing by Parent to the Bridge Lenders under and pursuant to the Bridge Notes is subordinated to the Liabilities.

     b. Section 1.1 of the Loan Agreement is hereby further amended by adding the following new defined term in alphabetical order:

          “First Amendment Effective Date” means December 31, 2009.

     c. Schedule 4.7 (Borrower Locations) of the Loan Agreement is hereby amended and restated with Schedule 4.7 attached hereto.

     d. Schedule 7.8 (Other Names) of the Loan Agreement is hereby amended and restated with Schedule 7.8 attached hereto.

     e. Schedule 7.16 (Intellectual Property) of the Loan Agreement is hereby amended and restated with Schedule 7.16 attached hereto.

     f. Schedule 9.2 (Certain Indebtedness) of the Loan Agreement is hereby amended and restated with Schedule 9.2 attached hereto.

     3. No Other Consents or Amendments. Notwithstanding the consents and amendments set forth in Sections 1 and 2 hereof, Ultimate Parent and Borrowers acknowledge and expressly agree that this First Amendment is limited to the extent expressly set forth herein and shall not constitute a modification or further amendment of the Loan Agreement or any other Financing Agreements or a course of dealing at variance with the terms of the Loan Agreement or any other Financing Agreements (other than as expressly set forth above) so as to require further notice by the Administrative Agent or Lenders, of any of its or their intent to require strict adherence to the terms of the Loan Agreement and the other Financing Agreements in the future. All of the terms, conditions, provisions and covenants of the Loan Agreement and the other Financing Agreements shall remain unaltered and in full force and effect.

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     4. Representations and Warranties. Ultimate Parent and each of Borrowers hereby represent and warrant to and in favor of the Administrative Agent and Lenders, which representations and warranties shall survive the execution and delivery hereof, as follows:

          a. Each representation and warranty set forth in Section 7 of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby, and except as set forth on Exhibit 4(a) attached hereto;

          b. Ultimate Parent and each of Borrowers has the company power and authority (i) to enter into this First Amendment and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

          c. This First Amendment has been duly authorized, validly executed and delivered by one or more Duly Authorized Officers of Ultimate Parent and each of Borrowers, and each of this First Amendment and the Loan Agreement constitutes the legal, valid and binding obligations of Borrowers (and each of this First Amendment and the Financing Agreements to which Ultimate Parent is a party constitutes the legal, valid and binding obligations of Ultimate Parent), enforceable against Borrowers and Ultimate Parent, respectively, in accordance with their respective terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors’ rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of Ultimate Parent or such Borrower);

          d. Except as set forth on Exhibit 4(a) attached hereto, the execution and delivery of this First Amendment and performance by the Ultimate Parent and each of Borrowers under this First Amendment, the Loan Agreement and each of the other Financing Agreements to which each is a party do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over Ultimate Parent or any Borrower which has not already been obtained, nor be in contravention of or in conflict with the organizational documents of Ultimate Parent and each of Borrowers, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which Ultimate Parent or any Borrower is party or by which Ultimate Parent’s or any Borrower’s assets or properties are bound;

          e. No Default or Event of Default exists both before and after giving effect to this First Amendment, and no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect; and

          f. With respect to the Abeton Acquisitions, each of the conditions precedent identified on Exhibit C attached to the Loan Agreement have previously been satisfied or waived by the Administrative Agent and Required Lenders or will be satisfied concurrently with the execution and delivery of this First Amendment or as provided in Section 6 hereof.

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     5. Conditions Precedent to Effectiveness of this First Amendment. This First Amendment shall become effective on the date hereof subject to:

          a. all of the representations and warranties of the Ultimate Parent and Borrowers under Section 4 hereof, which are made as of the date hereof, being true and correct in all material respects;

          b. receipt by Administrative Agent of duly executed signature pages to this First Amendment from the Ultimate Parent, each of Borrowers and Lenders;

          c. receipt by Administrative Agent of such duly executed and delivered resolutions, certified Organization Documents, good standing certificates, secretary’s certificates, Landlord Waivers, insurance certificates (each designating Administrative Agent as “lender’s loss payee” and additional insured thereunder) and other related certificates and documents, reasonably required by Administrative Agent in connection with this First Amendment and the Abeton Acquisitions;

          d. receipt by Administrative Agent of satisfactory evidence that any necessary authorizations, including all necessary consents and regulatory approvals necessary, or in the reasonable discretion of, the Administrative Agent, advisable for the closing of the Abeton Acquisitions have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of any of Borrowers, threatened reversal or cancellation, and Administrative Agent shall have received a certificate of a Duly Authorized Officer so stating;

          e. receipt by Administrative Agent of a duly executed favorable opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to Borrowers, addressed to the Administrative Agent and each Lender, and addressing such matters as the Administrative Agent may reasonably request in connection with this First Amendment and the Abeton Acquisitions;

          f. receipt by Administrative Agent of true, correct and complete duly executed copies of the Purchase Agreements and the other material Acquisition Documents relating to the Abeton Acquisitions, including without limitation any escrow agreements;

          g. receipt by Administrative Agent of evidence, in form and substance satisfactory to it, of the simultaneous consummation of the Abeton Acquisitions on terms and conditions set forth in the Purchase Agreements, which shall be in form and substance satisfactory to the Administrative Agent;

          h. receipt by Administrative Agent of a duly executed, completed and delivered subordination agreement (x) by and among Abeton, Abeton Parent, the Former Abeton Shareholders, Parent and Administrative Agent and (y) by and among the Bridge Lenders, Parent and Administrative Agent, each in form and substance satisfactory to Administrative Agent;

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          i. receipt by Administrative Agent of a duly completed Compliance Certificate as of the fiscal quarter of Borrower ending September 30, 2009, after giving pro forma effect to all Loans to be made on the date hereof and the consummation of the Abeton Acquisitions, signed by a Duly Authorized Officer of Parent;

          j. Administrative Agent’s completion of due diligence relating to the Abeton Acquisitions, the results of which shall be satisfactory to Administrative Agent;

          k. Administrative Agent shall have received a payoff letter from any secured lender to the Abeton Group or MAS and any other lienholder of the Abeton Group or MAS (except only for Permitted Liens, if any), each in form and substance reasonably satisfactory to Administrative Agent (together with applicable UCC termination statements, trademark releases and copyright releases necessary to release all Liens (other than Permitted Liens) and other rights in favor of any Person, if any, in any of the Collateral (which shall include the assets purchased by Parent pursuant to the Purchase Agreements) except Administrative Agent (for the ratable benefit of Lenders and Administrative Agent), and other documents as Administrative Agent deems necessary or appropriate, which shall have been filed in all jurisdictions that Administrative Agent deems necessary or advisable;

          l. receipt by Administrative Agent of evidence that the Liens in favor of Administrative Agent are valid, enforceable, properly perfected in a manner acceptable to Administrative Agent;

          m. receipt by Administrative Agent of all financial information, studies, materials, due diligence results, management reports and related documentation as required pursuant to Exhibit C to the Loan Agreement;

          n. receipt by Administrative Agent of (i) a Collateral Assignment of Acquisition Agreements from Abeton, Abeton Parent and Parent in favor of Administrative Agent and Lenders providing for the collateral assignment of rights and indemnities under the Abeton Group Acquisition Documents, (ii) a Collateral Assignment of Acquisition Agreements from MAS, Abeton Parent and Parent in favor of Administrative Agent and Lenders providing for the collateral assignment of rights and indemnities under the MAS Acquisition Documents, and (iii) if required by Parent in connection with the Abeton Acquisitions, opinions of counsel for the Abeton Group and MAS, if any, in favor of Administrative Agent and Lenders (with customary lender reliance provisions);

          o. receipt by Administrative Agent from Borrowers of payment of the Term Draw Fee;

          p. receipt by Administrative Agent of the amount of the reasonable fees and out-of-pocket costs and expenses of counsel to Administrative Agent in connection with this First Amendment pursuant to Section 9 hereof and otherwise due and owing pursuant to the Loan Agreement;

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          q. receipt by Administrative Agent of a fully-completed and duly executed Notice of Borrowing with respect to the Abeton Acquisitions;

          r. receipt by Administrative Agent of a copy of the Fairness Opinion (as defined in Section 6.8(c) of the Abeton Group Purchase Agreement; and

          s. receipt by Administrative Agent of such other assurances, certificates, schedules, exhibits, documents, consents or opinions as Administrative Agent or the Required Lenders reasonably may require.

     6. Additional Covenants.

          a. On or before ninety (90) days after the date hereof and at all times thereafter, Parent shall have closed all of the operating, deposit, investment and other bank accounts acquired pursuant to the Abeton Acquisitions and maintained at or with National Cooperative Bank or any other applicable financial institution, and shall open and maintain all of their operating, deposit, investment and other bank accounts with Administrative Agent in accordance with the Loan Agreement. In the event that any of the terms of this Section 6(a) are not satisfied to the reasonable satisfaction of Administrative Agent within the time period specified, Administrative Agent or the Required Lenders shall have the right to immediately declare an Event of Default under the Loan Agreement.

          b. On or before thirty (30) days after the date hereof, Parent shall have qualified to do business in each state in which, due to the Abeton Acquisitions, it is now required to so qualify, and shall provide evidence thereof to the Administrative Agent in the form of certificates of good standing or equivalent certificates.

     7. Reaffirmation; References to Loan Agreement.

          a. Each Borrower and Ultimate Parent acknowledges and agrees that all of their respective obligations and Liabilities under the Loan Agreement, as amended hereby, shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this First Amendment.

          b. Upon the effectiveness of this First Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this First Amendment.

          c. The failure by Administrative Agent, at any time or times hereafter, to require strict performance by any Borrower of any provision or term of the Loan Agreement, this First Amendment or any of the Financing Agreements shall not waive, affect or diminish any right of Administrative Agent hereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver by Administrative Agent of a breach of this First Amendment or any Event of Default under the Loan Agreement shall not, except as expressly set forth in a writing signed by Administrative Agent (and, if applicable, Required Lenders), suspend, waive or affect any other breach of this First Amendment or any Event of

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Default under the Loan Agreement, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of any Borrower contained in this First Amendment, shall be deemed to have been suspended or waived by Administrative Agent unless such suspension or waiver is (i) in writing and signed by Administrative Agent and (ii) delivered to Parent. In no event shall Administrative Agent's execution and delivery of this First Amendment establish a course of dealing among Administrative Agent, Ultimate Parent, Parent or any other Borrower or any other obligor, or in any other way obligate Administrative Agent to hereafter provide any amendments or, if at any time applicable, waivers with respect to the Loan Agreement. The terms and provisions of this First Amendment shall be limited precisely as written and shall not be deemed (x) to be a consent to any amendment or modification of any other term or condition of the Loan Agreement or of any of the Financing Agreements (except as expressly provided herein); or (y) to prejudice any right or remedy which Administrative Agent may now have under or in connection with the Loan Agreement or any of the Financing Agreements.

          d. Except as expressly provided herein, the Loan Agreement and all Financing Agreements shall remain in full force and effect and are hereby ratified and confirmed in all respects.

     8. Release.

          a. In consideration of, among other things, the consents and amendments provided for herein, and for other good and valuable consideration, as of the date hereof, the Ultimate Parent, Parent and each other Borrower (on behalf of themselves and their respective Subsidiaries and Affiliates), their successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under the above, for their past, present and future employees, members, managers, partners, agents, representatives, officers, directors, shareholders, and trustees, do hereby and shall be deemed to have unconditionally and forever remised, satisfies, acquits, released and discharged the Administrative Agent and Lenders and any of their respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the Administrative Agent and Lenders would be liable if such persons or entities were found in any way to be liable to Ultimate Parent, Parent or any other Borrower, or any of them (collectively hereinafter the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, cross-claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, liabilities, damages, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys' fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or

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tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may have heretofore accrued against any or all of the Lender Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this First Amendment, the Loan Agreement or any other Financing Agreement and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Borrower and Ultimate Parent acknowledges that Administrative Agent is specifically relying upon the representations, warranties and agreements contained herein and that such representations, warranties and agreements constitute a material inducement to Administrative Agent in entering into this First Amendment.

          b. Each of the Ultimate Parent, Parent and each other Borrower hereby knowingly, voluntarily, intentionally and expressly waives and relinquishes any and all rights and benefits that it may have as against the Lender Parties under any law, rule or regulation of any jurisdiction that would have the effect of limiting the extent to which a general release extends to claims which a Lender Party does not know or suspect to exist as of the date hereof. Each of the Ultimate Parent, Parent and each other Borrower hereby acknowledges that the waiver set forth in the prior sentence was separately bargained for and that such waiver is an essential term of this First Amendment, without which the consideration would not have been given by Administrative Agent and Lenders to Ultimate Parent, Parent and each other Borrower.

     9. Costs, Expenses and Taxes. Without limiting the obligation of Borrower to reimburse Administrative Agent for all costs, fees, disbursements and expenses incurred by Administrative Agent as specified in the Loan Agreement, as amended by this First Amendment, Borrower agrees to pay on demand all costs, fees, disbursements and expenses of Administrative Agent in connection with the preparation, negotiation, revision, execution and delivery of this First Amendment and the other agreements, instruments and documents contemplated hereby, including, without limitation, reasonable attorneys' fees and out-of-pocket expenses.

     10. Counterparts. This First Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     11. Law of Contract. This First Amendment shall be deemed to be made pursuant to the laws of the State of Illinois and shall be construed, interpreted, governed performed and enforced in accordance therewith, without regard to conflict of law principles.

     12. Financing Agreement. This First Amendment shall constitute a Financing Agreement.

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     13. Severability; Faxes. Any provision of this First Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. A signature hereto sent or delivered by facsimile or other electronic transmission shall be as legally binding and enforceable as a signed original for all purposes.

     14. Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, neither Ultimate Parent nor any Borrower may assign any of its respective rights or obligations under this First Amendment without the prior written consent of Administrative Agent.

[Remainder of page intentionally blank; signature pages follow]

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     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

EXAMWORKS, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

CROSSLAND MEDICAL REVIEW
SERVICES, INC.
SOUTHWEST MEDICAL EXAMINATION
SERVICES, INC.
THE RICWEL CORPORATION
DIAGNOSTIC IMAGING INSTITUTE, INC.
PACIFIC BILLING SERVICES, INC.
MARQUIS MEDICAL ADMINISTRATORS, INC.
FLORIDA MEDICAL SPECIALISTS, INC.

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

CFO MEDICAL SERVICES, LLC
RICWEL OF WEST VIRGINIA, LLC

By: ExamWorks, Inc., its sole member and manager

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

SET-ASIDE SOLUTIONS, LLC
IME SOFTWARE SOLUTIONS, LLC

By: ExamWorks, Inc., its sole member

By:	/s/ J. Miguel Fernandez de Castro
Name: J. Miguel Fernandez de Castro
Its: Senior Vice President and Chief Financial
Officer

EXAMWORKS, INC.
CONSENT AND FIRST AMENDMENT TO LOAN AGREEMENT

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Acknowledged and Agreed:

EXAMWORKS HOLDINGS, LLLP
By: Compass Partners, L.L.C., its General Partner

By:	/s/ Richard E. Perlman
Name: Richard E. Perlman
Its: President

EXAMWORKS, INC.
CONSENT AND FIRST AMENDMENT TO LOAN AGREEMENT

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FIFTH THIRD BANK,
as Administrative Agent and a Lender

By:	/s/ Philip Renwick
Philip Renwick
Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Shawn Janko
Shawn Janko
Senior Vice President

EXAMWORKS, INC.
CONSENT AND FIRST AMENDMENT TO LOAN AGREEMENT

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Schedule 4.7

Borrower Locations

Company Name	Address
ExamWorks Holdings, LLLP	3280 Peachtree Road Suite 2625 Atlanta, GA 30305
ExamWorks, Inc.	3280 Peachtree Road Suite 2625 Atlanta, GA 30305
Crossland Medical Review Services, Inc.	6901 Jericho Turnpike Syosset, NY 11791
CFO Medical Services, LLC	4 Becker Farm Road 1st Floor Roseland, NJ 07068
Pacific Billing Services, Inc.	12001 N. Central Expressway Dallas, TX 75243
IME Software Solutions, LLC	3280 Peachtree Road Suite 2625 Atlanta, GA 30305
Southwest Medical Examination Services, Inc.	12001 North Central Expressway Suite 800 Dallas, Texas 75243
Diagnostic Imaging Institute, Inc.	4141 SW Freeway Suite 500 Houston, TX 77027
Set-Aside Solutions, LLC	3280 Peachtree Road Suite 2625 Atlanta, GA 30305
The Ricwel Corporation	525 Metro Place North Suite 450 Dublin, OH 43017
Ricwel of West Virginia, LLC	803 Quarrier Street Suite 220 Charleston, WV 25301
Marquis Medical Administrators, Inc.	4 Becker Farm Road 1st Floor Roseland, NJ 07068

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Florida Medical Specialists, Inc.	200 E. Las Olas Blvd Suite 1660 Fort Lauderdale, FL 33301
Benchmark Medical Consultants (a division of ExamWorks, Inc.)	10423 Old Placeville Road Suite 100 Sacramento, CA 95827
The Evaluation Group (a division of ExamWorks, Inc.)	20300 West 12 Mile Road Suite 103 Southfield, MI 48076

Abeton/MAS

Company Name	Address
Arizona
Exam Works, Inc.	2400 West Dunlap Avenue Phoenix, AZ 85021
Oregon
Exam Works, Inc.	2501 SW First Avenue Suite 400 Portland, OR 97201
Exam Works, Inc.	1395 Liberty Street SE Salem, OR 97302
Exam Works, Inc.	975 Colorado Avenue Suite 110 Bend, OR 97702
Exam Works, Inc.	2350 Oakmont Way Suite 103 Eugene, OR 97401
Exam Works, Inc.	255 Stewart Avenue Medford, OR 97501
Exam Works, Inc.	1100 Southgate Suite 10 Pendleton, OR 97801
Utah
Exam Works, Inc.	South Temple Medical Plaza 508 E South Temple, Suite 102 Salt Lake City, UT 84012
Washington
Exam Works, Inc.	909 SE Everett Mall Way Everett, WA 98208

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Exam Works, Inc.	200 North Mullan Road Suite 203 Spokane Valley, WA 99206
Exam Works, Inc.	2420 South Union Suite 240 Tacoma, WA 98405

QualMed

Company Name	Address
Exam Works, Inc.	Gateway Park, LLC 523 Fellowship Road Suite 275 Mount Laurel, NJ 08054

MedNet

Company Name	Address
Exam Works, Inc.	11465 Johns Creek Parkway Suite 140 Duluth, GA 30097

Chalal/Zeide

Company Name	Address
Exam Works, Inc.	7593 Boynton Beach Boulevard Boynton Beach, FL 33437

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Schedule 7.8

Other Names

  CMRS
  CFO
  TEG
  DII
  SWME
  IME Centric
  FMS
  Ricwel of OH
  Ricwel of WV
  PBS

Abeton/MAS

  MAG
  Medical Assurance Group

QualMed

  QualMed

MedNet

  MedNet

Chalal/Zeide

[TBD]

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Schedule 7.16

Intellectual Property

CFO Medical Services, LLC

Registered mark no. 2,770,800 for CFO Medical Services

Crossland Medical Review Services, Inc.

Registered service mark no. S19097 for Crossland Medical Review Services: Our Service Is Your Solution!

ExamWorks, Inc.

Registered mark no. 2,917,614 for Benchmark Medical Consultants (words only)

IME Software Solutions, LLC

Registered copyright no. TXu001043714 for IME*Centric

The Ricwel Corporation

Registered mark no. 2,545,331 for EFILE

Registered mark no. 2,316,927 for Vidmed Resolutions

Southwest Medical Examination Services, Inc.

Registered service mark no. 3,041,490 for Southwest Medical Examination Services

Abeton/MAS

Abeton, Inc.

Registered service mark no. 3,509,987 for Abeton

QualMed

Registered mark no. 3577691 for QualMed Evaluations

MedNet

None.

Chalal/Zeide

None.

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Schedule 9.2

Certain Unsecured Indebtedness

1. [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]

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Exhibit 4(a)

     In connection with the Abeton Acquisitions, Parent is purchasing and assuming certain leases and contracts of the Abeton Group with various third parties, without express written consent or novation of such lease or contract. Some of these leases and contracts may contain provisions prohibiting such transfer or assignment. However, notices of the assignment have been sent to all such third parties and it is expected that, in the ordinary course of business, such lease and contract assignments will be consented to by such third parties, or a novation replacing such contract will be entered into. Parent has had direct discussions with the major customers of the Abeton Group.